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                                                                    EXHIBIT 99.1


                     LEXICON GENETICS ELECTS FRANK PALANTONI
                              TO BOARD OF DIRECTORS

THE WOODLANDS, TEXAS, NOVEMBER 4, 2004 - Lexicon Genetics Incorporated (Nasdaq:
LEXG) announced today that Frank Palantoni has been elected to its board of directors.

Mr. Palantoni brings extensive management, business development and consumer and health products marketing experience to the Lexicon board of directors. From 1998 to 2004, Mr. Palantoni held a variety of executive management positions with Novartis AG, most recently as president and chief executive officer, worldwide of its $1.4 billion (2003 sales) Gerber Products Company, Novartis Infant and Baby Division. From 2000 to 2001, Mr. Palantoni was president and chief executive officer for the North American operations of Novartis Consumer Health Division, with responsibility for its over-the-counter pharmaceuticals, infant and baby and medical nutrition businesses. Mr. Palantoni joined Novartis in 1998 as president and chief executive officer, U.S.A. of Gerber Products. During the ten years before he joined Novartis, Mr. Palantoni held senior management positions with The Danone Group. Mr. Palantoni is currently a member of the board of directors of Gerber Life Insurance Company. He holds an M.B.A. degree from Columbia University and a B.S. degree from Tufts University.

"Frank Palantoni's leadership experience in consumer health products businesses will help guide Lexicon as we develop our own pharmaceutical products," said Arthur T. Sands, M.D., Ph.D., president and chief executive officer of Lexicon. "Mr. Palantoni's business and marketing background is an excellent complement to the scientific, clinical and financial expertise represented on Lexicon's board of directors."


ABOUT LEXICON GENETICS

Lexicon Genetics is a biopharmaceutical company focused on the discovery of breakthrough treatments for human disease. Lexicon is systematically discovering the physiological and behavioral functions of genes to identify potential points of therapeutic intervention, or drug targets. Lexicon makes these discoveries using its proprietary gene knockout technology to model the physiological effects that could be expected from prospective drugs directed against novel targets. The Company has advanced knockout-validated targets into drug discovery programs in six therapeutic areas: diabetes and obesity, cardiovascular disease, cancer, immune system disorders, ophthalmic disease, and psychiatric and neurological disorders. Lexicon is working both independently and through strategic collaborations and alliances to accelerate the development and commercialization of its discoveries. Additional information about Lexicon is available through its corporate website, www.lexicon-genetics.com.

SAFE HARBOR STATEMENT

This press release contains "forward-looking statements," including statements about Lexicon's growth and future operating results, discovery and development of products, strategic alliances and intellectual property, as well as other matters that are not historical facts or information. These forward-looking statements are based on management's current assumptions and expectations and involve risks, uncertainties and other important factors, specifically including those relating to Lexicon's ability to develop drug candidates from its discoveries, achieve its operational objectives, obtain patent protection for its discoveries and establish strategic alliances, that may cause Lexicon's actual results to be materially different from any future results expressed or implied by such forward-looking statements. Information identifying such important factors is contained under "Factors Affecting Forward-Looking

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Statements" and "Business - Risk Factors" in Lexicon's annual report on Form
10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission. Lexicon undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT FOR LEXICON GENETICS:
Bobbie Faulkner
Investor Relations
281/863-3503
bfaulkner@lexgen.com